UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report — May 5, 2016

(Date of earliest event reported)

BEMIS COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number 1-5277

Missouri	43-0178130
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin 54957-0669

(Address of principal executive offices)

Registrant’s telephone number, including area code:   (920) 527-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

The Bemis Company, Inc. 2016 Annual Meeting of Shareholders was held on May 5, 2016.  As of the record date for the Annual Meeting, there were 94,687,104 shares of common stock entitled to vote, of which the holders of 86,784,500 shares were represented in person or by proxy at the Annual Meeting.  The results of the items voted on at the Annual Meeting are set forth below:

1.              The shareholders elected eleven director-nominees for a one-year term.  The vote was as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non- Votes
William F. Austen	73,184,565	2,185,913	11,414,022
Ronald J. Floto	74,957,010	413,468	11,414,022
Adele M. Gulfo	74,515,850	854,628	11,414,022
David S. Haffner	74,127,915	1,242,563	11,414,022
Timothy M. Manganello	74,367,085	1,003,393	11,414,022
William L. Mansfield	74,089,268	1,281,210	11,414,022
Arun Nayar	74,756,780	613,698	11,414,022
Edward N. Perry	73,866,223	1,504,255	11,414,022
David T. Szczupak	74,544,660	825,818	11,414,022
Holly A. Van Deursen	73,998,920	1,371,558	11,414,022
Philip G. Weaver	74,828,575	541,903	11,414,022

2.              The shareholders voted to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2016 fiscal year.  The vote was 85,259,727 for, 1,255,351 against, and 269,422 abstentions.  There were no broker non-votes.

3.              The shareholders voted, on an advisory basis, to approve the Company’s executive compensation.  The vote was 71,177,152 for, 3,670,940 against, and 522,386 abstentions.  There were 11,414,022 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BEMIS COMPANY, INC.

By	/s/ Michael B. Clauer
Michael B. Clauer, Vice President and Chief Financial Officer

Date:	May 6, 2016